UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 17, 2007

SUMTOTAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-50640	42-1607228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1808 North Shoreline Boulevard

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 934-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2007, SumTotal Systems Inc. (“SumTotal”) announced the departure of David Crussell, its Chief Operating Officer. Mr. Crussell will complete various transitional activities and will leave SumTotal to pursue other interests by the end of the year.

A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 8.01.	Other Events

On August 20, 2007, SumTotal issued a press release announcing that its Board of Directors authorized SumTotal to repurchase up to $15 million of SumTotal’s outstanding shares of common stock. Stock repurchases will be made in the open market, in block purchase transactions, or in structured Rule 10b5-1 share repurchase plans, and may be made from time to time or in one or more larger repurchases. The Company intends to conduct the repurchase in compliance with the Securities and Exchange Commission’s Rule 10b-18. The program does not obligate SumTotal to acquire any particular amount of common stock and the program may be modified, suspended or terminated at any time at SumTotal’s discretion.

A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Exhibit No.	Description
99.1	Press Release dated August 20, 2007.*

*	Furnished, not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SumTotal Systems, Inc.

By:	/s/ ERIKA ROTTENBERG
Erika Rottenberg Senior Vice President, General Counsel & Secretary

Date: August 20, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 20, 2007.*

*	Furnished, not filed.